EXHIBIT 21.01
LIST OF SUBSIDIARIES OF CONCUR TECHNOLOGIES, INC.

1.	Concur Holdings (US) LLC, a corporation organized under the laws of the State of Delaware.

2.	Concur International Holdings (Netherlands) CV, a corporation organized under the laws of the Netherlands.

3.	Concur Holdings (Netherlands) BV, a corporation organized under the laws of the Netherlands.

4.	Concur Technologies (UK) Ltd., a corporation organized under the laws of the United Kingdom.

5.	Concur Technologies (Australia) Pty. Limited, a corporation organized under the laws of Australia.

6.	Concur Technologies (Hong Kong) Ltd., a corporation organized under the laws of Hong Kong, China.

7.	Concur (Austria) GmbH, a corporation organized under the laws of Austria.

8.	Concur Czech (s.r.o.), a corporation organized under the laws of Czech Republic.

9.	Concur (Germany) GmbH, a corporation organized under the laws of Germany.

10.	Concur (Canada), Inc., a corporation organized under the laws of Canada.

11.	Concur (France) SAS, a corporation organized under the laws of France.

12.	Concur Holdings (France) SAS, a corporation organized under the laws of France.

13.	Concur Technologies (India) Private Limited, a corporation organized under the laws of India.

14.	Concur (Japan) Limited, a corporation organized under the laws of Japan.

15.	Concur (New Zealand) Limited, a corporation organized under the laws of New Zealand.

16.	Concur (Switzerland) GmbH, a corporation organized under the laws of Switzerland.

17.	Concur (Italy) S.r.l., a corporation organized under the laws of Italy.

18.	CNQR Operations Mexico S. de. R.L. de. C.V., a corporation organized under the laws of Mexico.

19.	Concur Denmark ApS, a corporation organized under the laws of Denmark.

20.	Concur (Philippines) Inc., a corporation organized under the laws of the Philippines.

21.	Concur Technologies (Singapore) Pte. Ltd., a corporation organized under the laws of Singapore.

22.	TripIt LLC, a corporation organized under the laws of the State of Delaware.

23.	GlobalExpense Limited, a corporation organized under the laws of the United Kingdom.

24.	GlobalExpense (Consulting) Limited, a corporation organized under the laws of the United Kingdom.

25.	Captura Software, Inc., a corporation organized under the laws of the State of Delaware.

26.	Captura Software International, Ltd., a corporation organized under the laws of the United Kingdom.

27.	Outtask LLC, a limited liability company organized under the laws of the State of Delaware.

28.	H-G Holdings, Inc., a corporation organized under the laws of the State of Delaware.

29.	H-G Intermediate Holdings, Inc., a corporation organized under the laws of the State of Delaware.

30.	Gelco Information Network, Inc., a corporation organized under the laws of the State of Minnesota.

31.	Gelco Information Network GSD, Inc., a corporation organized under the laws of the State of Delaware.